[ALIGN GRAPHIC OMITTED]
                                                    [invisalign GRAPHIC OMITTED]



FOR IMMEDIATE RELEASE:

Investor Relations Contacts:                        Press Contact:
Eldon Bullington                                    Shannon Mangum Henderson
Align Technology, Inc.                              Ethos Communication, Inc.
(408) 470-1000                                      (678) 540-9222
investorinfo@aligntech.com                          align@ethoscommunication.com
--------------------------                          ----------------------------


Matt Clawson
Allen & Caron, Inc.
(949) 474-4300
matt@allencaron.com
-------------------


                Align Technology, Inc. Announces Q1 2007 Results

            o     1st Quarter Total Revenues Grew 30% to $63.8 Million Year Over
                  Year
            o First Quarter 2007 GAAP Net Profit of $7.0 Million, or $0.10 per share
            o     Case Shipments Increased 23% Year Over Year
            o     1,800 New Doctors Trained Worldwide
            o     2007 Revenues Expected Between $268-278 Million


Santa Clara, Calif. - April 26, 2007 - Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the first quarter of 2007. Total revenues for the first quarter of 2007 were $63.8 million, compared to $48.9 million in the first quarter of 2006, an increase of
30.4 percent.

"We are pleased that we are off to a strong start in 2007," stated Thomas M. Prescott, President and CEO of Align Technology. "Improved operating performance yielded a welcome return to profitability, and our solid growth in volume and revenue on an increasing base of customers is very gratifying. We are committed to evolving our products to meet the specific needs of our Orthodontists and GP Dentists, which is key to generating and sustaining our top line growth."

First Quarter 2007 Revenue Analysis
-----------------------------------

Revenue was $63.8 million for the first quarter, an increase of 30.4% from the first quarter of 2006. In the first quarter, revenue per channel was:

      o $21.5 million for U.S. Ortho, including $2.1 million for Invisalign Express;
      o     $29.8 million for U.S. GP, including $2.8 million for Invisalign
            Express;
      o     $9.2 million for International; and
      o     $3.3 million for Training and Other.

(2-2-2)

Key metrics include:
      o 3,800 U.S. Orthos, 9,700 U.S. GPs and 2,100 International doctors submitted cases in the first quarter. Also in the first quarter, cases were shipped to 3,600 U.S. Orthos, 8,700 U.S. GPs and 2,000 International doctors.
      o     Utilization in the first quarter of 2007 was 4.8 for U.S. Orthos,
            2.6 for U.S. GPs and 2.8 for International. Sequentially, utilization rates increased for U.S. Orthos and U.S. GPs on a growing base of participating doctors. Utilization rates have remained consistent for International.
      o In the first quarter, worldwide average selling price (ASP) for Invisalign was $1,340. Excluding Invisalign Express, worldwide ASP was $1,450.
      o     Total number of cases shipped increased 23 percent year over year to
            45,000. Included in this were 6,700 Invisalign Express cases.
      o     Doctors trained worldwide in the first quarter increased by 1,800, including 1,300 U.S. GP dentists, to a cumulative total of 42,600.
      o     Since product inception, 30,100 doctors worldwide have used
            Invisalign: 6,400 U.S. Orthos; 18,200 U.S. GPs; and 5,500 International doctors. 84 percent of these doctors have started more than one case.

A full list of quarterly metrics is available in the Fact Sheet following the financial tables of this release. Additionally, quarterly metric information for the last 9 quarters is available on Align's website at investor.aligntech.com.

Operating results reflect stock-based compensation expense of $2.5 million for Q1. It also reflects a reversal of $1.8 million of the $8.3 million expense we recorded in the fourth quarter of 2006 for the Patients First Program. The expense reversal results from a reduction in the number of cases and associated costs we will incur to fulfill our obligations under the Patients First Program. These items have been excluded in the non-GAAP financials. A reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP results and outlook is contained in the tables below.

First Quarter 2007 Operating Results
------------------------------------

Key GAAP operating results for the first quarter of 2007 include:
      o Gross margin was 72.5 percent, compared to 70.8 percent in the first quarter 2006.
      o Operating expenses were $39.2 million, compared to $39.8 million in the first quarter 2006. First quarter 2007 operating expense includes the $1.8 million reduction in the cost of completing the Patients First Program cases.
      o Net profit was $7.0 million, compared to a net loss of $4.8 million in the first quarter 2006.
      o Earnings per share was $0.10, compared to a loss per share of $0.08 in the first quarter 2006.

(3-3-3)

Key non-GAAP operating results for the first quarter of 2007 include:
      o Gross margin was 72.9 percent, compared to 71.1 percent in the first quarter 2006.
      o Operating expenses were $38.7 million, compared to $37.8 million in the first quarter 2006. o Net profit was $7.6 million, compared to a net loss of $2.6 million in the first quarter 2006.
      o Earnings per share was $0.11, compared to a loss per share of $0.04 in the first quarter 2006.

Liquidity and Capital Resources
-------------------------------

As of March 31, 2007, Align had $65.7 million in cash, cash equivalents, marketable securities and restricted cash, compared to $64.1 million as of December 31, 2006. During the first quarter Align reduced the borrowings against its credit facility by $3.5 million. $8.0 million remains outstanding.

Patients First Program Update
-----------------------------

The fourth quarter of 2006 included an $8.3 million operating expense for the anticipated cost of completing the 30,500 registered Patients First Program cases. As of March 31, 2007, Align had received 24,700 of the 30,500 registered cases. In accordance with the Patients First Program terms and conditions, the program was closed to receipt of additional cases as of March 30, 2007. As a result, the first quarter includes a $1.8 million reversal of operating expense to reflect the reduction in the number of cases and associated costs we will incur to fulfill our obligation under the program. 16,300 cases have been shipped as of March 31, 2007 with the remaining 8,400 in process cases expected to ship in the second quarter of 2007.

Business Outlook for the Second Quarter 2007 and Full Year 2007
---------------------------------------------------------------

For the second quarter 2007, Align Technology expects revenues between $72.0 and $74.0 million and GAAP earnings per share between $0.10 and $0.12. Non-GAAP EPS is expected to be between $0.15 and $0.17.

For the fiscal year 2007, Align Technology expects revenues between $268.4 and $278.0 million and GAAP earnings per share between $0.30 and $0.38. Non-GAAP EPS for fiscal year 2007 is expected to be between $0.46 and $0.55.

A more comprehensive business outlook, including a reconciliation of GAAP to Non-GAAP financial measures, is available following the financial tables of this release.

(4-4-4)

Align Webcast and Conference Call
---------------------------------

Align Technology will host a webcast and conference call today, April 26, 2007 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review the first quarter 2007 results and discuss future operating trends and a business outlook. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial (201) 689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available through 5:30 p.m. EDT on April 25, 2008. Additionally, a telephonic replay of the call can be accessed by dialing (877) 660-6853 with account number 292 followed by # and conference number 227477 followed by #. The replay may be accessed from international locations by dialing (201) 612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EDT on May 10, 2007.

About Align Technology, Inc.
----------------------------

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures
---------------------------------

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, profit (loss) from operations, net profit (loss) and certain expenses (including sales and marketing, general and administrative and research and development), which exclude stock-based compensation and the Patients First Program reversal. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations" and "Business Outlook" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents

(5-5-5)

Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenses and expenditures that may not be indicative of our operating performance including not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent or one-time in nature, such as the Patients First Program. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to help them analyze the health of our business.

Forward-Looking Statement
-------------------------

This news release, including the tables below, contain forward-looking statements, including statements regarding Align's anticipated financial results and certain business metrics for the second quarter and full year of 2007, including anticipated revenue, operating expense, earnings per share, percentage of revenue by channel, case shipments and average selling prices, and statements regarding the anticipated timing of the completion of the remaining Patients First Program cases. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign, including during the summer vacation periods in the United States and Europe in the third quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel, including members of its direct sales force. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 12, 2007, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

                                      # # #

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                Three Months Ended

                                         March 31, 2007     March 31, 2006
                                        ---------------    ---------------
(in thousands, except per share data)

Revenues                                $        63,761    $        48,908

Cost of revenues                                 17,529             14,297
                                        ---------------    ---------------
Gross profit                                     46,232             34,611
                                        ---------------    ---------------
Operating expenses:

Sales and marketing                              23,150             20,066
General and administrative                       12,185             15,064
Research and development                          5,693              4,694
Patients First Program                           (1,796)                --
                                        ---------------    ---------------

Total operating expenses                         39,232             39,824
                                        ---------------    ---------------

Profit (loss) from operations                     7,000             (5,213)

Interest and other income, net                      455                698
Provision for income taxes                         (477)              (249)
                                        ---------------    ---------------

Net profit (loss)                       $         6,978    $        (4,764)
                                        ===============    ===============

Net profit (loss) per share
  - basic                               $          0.11    $         (0.08)
                                        ===============    ===============
  - diluted                             $          0.10    $         (0.08)
                                        ===============    ===============

Shares used in computing net profit
(loss) per share
  - basic                                        65,433             62,518
                                        ===============    ===============
  - diluted                                      69,331             62,518
                                        ---------------    ---------------

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)


                                               March 31, 2007  December 31, 2006
                                              ---------------   ---------------
(in thousands)

                     ASSETS
Current assets:
Cash and cash equivalents                     $        56,209   $        55,113
Restricted cash                                            95                93
Marketable securities, short-term                       9,384             8,931
Accounts receivable, net                               38,203            33,635
Inventories, net                                        3,725             3,090
Other current assets                                    7,624             7,227
                                              ---------------   ---------------
  Total current assets                                115,240           108,089

Property and equipment, net                            26,208            26,904
Goodwill and intangible assets, net                    13,457            14,303
Other long-term assets                                  2,134             2,262
                                              ---------------   ---------------
   Total assets                               $       157,039   $       151,558
                                              ===============   ===============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit                                $         8,000   $        11,500
Accounts payable                                        6,761             5,034
Accrued liabilities                                    31,831            40,307
Deferred revenue                                       11,226            10,942
                                              ---------------   ---------------
  Total current liabilities                            57,818            67,783
Other long term liabilities                               233               219
                                              ---------------   ---------------
  Total liabilities                                    58,051            68,002
Total stockholders' equity                             98,988            83,556
                                              ---------------   ---------------
   Total liabilities and stockholders'
     equity                                   $       157,039   $       151,558
                                              ===============   ===============

RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(unaudited)

(in thousands, except per share data)

                                       Three Months Ended March 31, 2007              Three Months Ended  March 31, 2006
                                 --------------------------------------------    -------------------------------------------
                                   Reported     Adjustments         Non GAAP      Reported      Adjustments        Non GAAP
                                 -----------    -----------       -----------    -----------    -----------      -----------
Revenues                         $    63,761    $        --       $    63,761    $    48,908    $        --      $    48,908
Cost of revenues                      17,529           (234)(a)        17,295         14,297           (148)(a)       14,149
                                 -----------    -----------       -----------    -----------    -----------      -----------
Gross profit                          46,232            234            46,466         34,611            148           34,759
                                 ===========    ===========       ===========    ===========    ===========      ===========
Operating expenses:
Sales and marketing                   23,150           (857)(a)        22,293         20,066           (679)(a)       19,387
General and administrative            12,185         (1,103)(a)        11,082         15,064         (1,088)(a)       13,976
Research and development               5,693           (328)(a)         5,365          4,694           (290)(a)        4,404
Patients First Program                (1,796)         1,796                --             --             --               --
                                 -----------    -----------       -----------    -----------    -----------      -----------
Total operating expenses              39,232           (492)           38,740         39,824         (2,057)          37,767
                                 -----------    -----------       -----------    -----------    -----------      -----------
Profit (loss) from operations          7,000            726             7,726         (5,213)         2,205           (3,008)
Interest and other income, net           455             --               455            698             --              698
Provision for income taxes              (477)           (80)(b)          (557)          (249)            --             (249)
                                 -----------    -----------       -----------    -----------    -----------      -----------
Net profit (loss)                $     6,978    $       646       $     7,624    $    (4,764)   $     2,205      $    (2,559)
                                 ===========    ===========       ===========    ===========    ===========      ===========
Net profit (loss) per share

  - basic                        $      0.11                      $      0.12    $     (0.08)                    $      (0.0)
                                 ===========                      ===========    ===========                     ===========

  - diluted                      $      0.10                      $      0.11    $     (0.08)                    $      (0.0)
                                 ===========                      ===========    ===========                     ===========
Shares used in computing net
profit (loss) per share
  - basic                             65,433                           65,433         62,518                          62,518
                                 ===========                      ===========    ===========                     ===========
  - diluted                           69,331                           69,331         62,518                          62,518
                                 ===========                      ===========    ===========                     ===========

(a) Non cash stock-based compensation included in cost of sales and operating expenses.
(b)   Tax impact on non-GAAP adjustments.

ALIGN TECHNOLOGY, INC.
FACT SHEET


The following information highlights business metrics for Align's first quarter of 2007. For prior quarter information, please refer to the Investor Relations website at http://investor.aligntech.com.

(rounded to the nearest hundred, except in utilization, ASPs and percentage amounts)

Cases Delivered                                   1Q 2007                Patients First Program Information             1Q 2007
------------------------------------------------------------------       ---------------------------------------------------------
U.S. Orthodontists - Full                                   14,200
U.S. Orthodontists - Invisalign Express                      2,800       Cases registered                                   30,500
U.S. GP dentists - Full                                     18,600       Final number of OC Cases Received                  24,700
U.S. GP dentists - Invisalign Express                        3,800       Cases shipped                                      16,300
International - Full                                         5,500       In process cases to be shipped                      8,400
International - Invisalign Express                             100
------------------------------------------------------------------
Total Cases Delivered                                       45,000


Doctors Trained                                   1Q 2007                Cumulative Total
-----------------------------------------------------------------------------------------
U.S. Orthodontists                                             100                 8,100
U.S. GP dentists                                             1,300                23,300

International                                                  400                11,200
----------------------------------------------------------------------------------------
Total Doctors Trained                                        1,800                42,600

Submitting Doctors                                1Q 2007                Doctors Cases Are Shipped To                  1Q 2007
-----------------------------------------------------------------        ---------------------------------------------------------
U.S. Orthodontists                                           3,800       U.S. Orthodontists                                  3,600
U.S. GP dentists                                             9,700       U.S. GP dentists                                    8,700

International                                                2,100       International                                       2,000
------------------------------------------------------------------       ---------------------------------------------------------
Total Submitting Doctors                                    15,600       Total Shipped to Doctors                           14,300

Doctors Starting Invisalign Treatment              Since Inception       % of Multiple-Case Doctors                Since Inception
------------------------------------------------------------------       ---------------------------------------------------------
U.S. Orthodontists                                           6,400       U.S. Orthodontists                                     88%
U.S. GP dentists                                            18,200       U.S. GP dentists                                       87%

International                                                5,500       International                                          74%
------------------------------------------------------------------       ----------------------------------------------------------
Total Doctors Starting Invisalign Treatment                 30,100       Total Worldwide                                        84%

Doctor Utilization*                               1Q 2007                Blended ASP incl. Invisalign Express          1Q 2007
------------------------------------------------------------------       ---------------------------------------------------------
U.S. Orthodontists                                             4.8       U.S. Orthodontists                               $  1,260
U.S. GP dentists                                               2.6       U.S. GP dentists                                 $  1,330
International                                                  2.8       International                                    $  1,650
------------------------------------------------------------------       ----------------------------------------------------------
* Doctor Utilization = # of cases / # of doctors cases are shipped to    Total Worldwide ASP                              $  1,340

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.


Financials (including reconciliation of GAAP to non-GAAP financial measures) (in millions, except per share amounts and percentages)

                                             2Q 2007                                               FY 2007
                         ----------------------------------------------    --------------------------------------------------------
                               GAAP        Adjustment       Non-GAAP             GAAP             Adjustment            Non-GAAP
                         ---------------   ----------   ---------------    ----------------     -------------       ---------------
Revenue                  $  72.0 - $74.0        --      $  72.0 - $74.0    $ 268.4 - $278.0                --       $268.4 - $278.0
Gross Margin                71.4% - 73.0%      0.4%(a)     71.8% - 73.4%       71.5% - 72.6%             0.4%(a)      71.9% -  73.0%

  Sales and Marketing    $  24.2 - $24.5   $   1.0(a)   $  23.2 - $23.5    $   94.6 - $96.2     $  4.0 - $4.3(a)    $ 90.6 - $ 91.9
  R&D                    $   6.4 - $ 6.9   $   0.4(a)   $   6.0 - $ 6.5    $   25.3 - $26.7     $  1.5 - $1.7(a)    $ 23.8 - $ 25.0
  G&A                    $  13.8 - $14.1   $   1.6(a)   $  12.2 - $12.5    $   52.7 - $54.6     $  6.1 - $6.6(a)    $ 46.6 - $ 48.0
 Patient's First Costs                --        --                   --          ($1.8)              ($1.8)                      --
                         ---------------   ----------   ---------------    ----------------     -------------       ---------------
Operating Expenses       $  44.4 - $45.5   $   3.0      $  41.4 - $42.5    $ 170.8 - $175.6     $ 9.7 - $10.6       $161.1 - $165.0

Net Profit               $   7.1 -  $8.5   $   3.2      $  10.3 - $11.8    $   21.1 - $26.3     $10.9 - $12.0       $ 32.1 - $ 38.3
Net Profit per Share     $  0.10 - $0.12   $  0.05      $  0.15 - $0.17    $   0.30 - $0.38     $0.16 - $0.17       $ 0.46 - $ 0.55

(a) Non cash stock-based compensation included in cost of sales and operating expenses Business Metrics

                                  2Q 2007            FY 2007
                             ---------------   ------------------
Channel as a % of Revenue
 U.S. Orthodontists - Full                29%                  28%
 U.S. GP Dentists - Full                  45%                  45%
  International Invisalign                14%                  14%
  Invisalign Express                       8%                   9%
  Training/Other                           4%                   4%
Case Shipments                 53.0K - 54.0K      200.0K - 206.0K
Blended ASP, excl Express   $   1410 - $1420     $   1390 - $1400
Blended ASP, incl Express   $   1300 - $1310     $   1290 - $1300
Cash                                             $     82.0-$87.0
DSO                                                   ~55 days
Capex                                            $      12.0-14.0
Depreciation &
Amortization                                     $      13.0-14.0